SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File	(IRS Employment
	Number)	Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1.01  Entry into a Material Definitive Agreement.

On August 10, 2007, the Registrant entered into a renewal of a credit facility with Bank of America, N.A. ("Bank of America").  The renewal term of the facility is 364 days and the limit is $50 million.  Borrowings under the facility may be made for periods based on market conditions at an interest rate based on LIBOR.  The facility is evidenced by an agreement between the Registrant and Bank of America dated August 10, 2007.

Bank of America is a participant in the Registrant's existing $300 million revolving credit facility and provides other general banking and investment broker services to Registrant.

Section 2.02  Results of Operations and Financial Conditions.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On August 8, 2007, the Registrant issued a Press Release announcing its fourth quarter fiscal 2007 results.  A copy of this Press Release is attached hereto as Exhibit 99.

Item 8.01  Other Events.

On August 8, 2007, the Registrant further announced that it has begun exploring the potential sale of its Romano’s Macaroni Grill restaurant chain, including 217 domestic company restaurants.  There is no assurance that the process will result in any transaction being consummated at a value deemed acceptable to the Registrant.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

99     Press Release dated August 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: August 10, 2007	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer